Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Robert D. Wright, Chief Executive Officer and President of Potbelly Corporation (the “Registrant”), and Steven Cirulis, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge on the date hereof:
1.the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2024, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 7, 2024	By:	/s/ Robert D. Wright
Robert D. Wright
Chief Executive Officer and President
(Principal Executive Officer)

Date: November 7, 2024	By:	/s/ Steven W. Cirulis
Steven W. Cirulis
Chief Financial Officer
(Principal Financial Officer)
This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.